Exhibit 99.1
NEWS RELEASE

November 4, 2005	Contact:	Scott R. Royster, EVP and CFO
FOR IMMEDIATE RELEASE		(301) 429-2642
Washington, DC
RADIO ONE, INC. REPORTS THIRD QUARTER RESULTS
$5.3 million one-time, non-cash charge included in results
Washington, DC: — Radio One, Inc. (NASDAQ: ROIAK and ROIA) today reported its results for the quarter ended September 30, 2005. Net broadcast revenue was approximately $101.4 million, an increase of 20% from the same period in 2004. Operating income was approximately $38.0 million, a decrease of 2% compared to the same period in 2004. Station operating income 1 was approximately $47.3 million, flat compared to the same period in 2004. Both operating income and station operating income include a non-cash, one-time charge of approximately $5.3 million related to the termination of the Company’s national sales representation agreements with Interep National Radio Sales, Inc. (“Interep”). Katz Communications, Inc. (“Katz”) agreed to pay the termination obligation and is now Radio One’s sole national sales representative. The future accounting for this payment to Interep by Katz will result in a reduction to the Company’s cost of sales over the four-year life of the contract with Katz. Excluding the impact of this one-time, non-cash charge, the Company’s operating income and station operating income increased 12% and 11% respectively. Net income applicable to common stockholders was approximately $11.5 million or $0.11 per diluted share, a decrease of 2% from the same period in 2004. This decrease was due to the approximately $5.3 million one-time, non-cash charge described above.
Alfred C. Liggins, III, Radio One’s CEO and President stated, “This was another good quarter for Radio One. Our radio stations outgrew our markets by 350 basis points and we posted solid overall results, inclusive of Reach Media. During the quarter, we aggressively repurchased our common stock and expect that to continue, and perhaps accelerate, through the end of the year. We are actively engaged in developing new ways to leverage our powerful media platform and look forward to sharing a number of new initiatives in the upcoming quarters. We are prepared to invest in our business to maintain the growth dynamics that we have seen over the past decade although, of course, our future growth will come from many different areas other than radio. Some of these investments may take a while to pay off, but for patient investors, we think the rewards will be great.”
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PAGE 2 — RADIO ONE, INC. REPORTS THIRD QUARTER RESULTS
RESULTS OF OPERATIONS

	Three Months Ended September 30,		Nine Months Ended September 30,
	2005	2004	2005	2004
	(unaudited)		(unaudited)
	(in thousands, except per share data)		(in thousands, except per share data)
STATEMENT OF OPERATIONS DATA:

NET BROADCAST REVENUE	$101,392	$84,366	$279,926	$240,238

OPERATING EXPENSES:
Programming and technical (exclusive of non-cash compensation shown separately below)	17,105	13,131	50,501	40,151
Selling, general and administrative (exclusive of non-cash compensation shown separately below)	36,951	23,988	89,274	70,691
Corporate expenses (exclusive of non-cash compensation shown separately below)	5,673	3,734	16,140	10,808
Non-cash compensation	541	545	1,453	2,062
Depreciation and amortization	3,114	4,368	9,731	13,359

Total operating expenses	63,384	45,766	167,099	137,071

Operating income	38,008	38,600	112,827	103,167

INTEREST INCOME	162	630	906	1,937

INTEREST EXPENSE	16,431	9,749	46,100	29,472

OTHER INCOME (EXPENSE)	—	(123)	123	21

EQUITY IN NET LOSS OF AFFILIATED COMPANY	442	2,144	1,205	5,942

Income before provision for income taxes and minority interest	21,297	27,214	66,551	69,711

PROVISION FOR INCOME TAXES	8,742	10,446	23,839	26,693

MINORITY INTEREST IN INCOME OF SUBSIDIARY	1,089	—	1,714	—

Net income	$11,466	$16,768	$40,998	$43,018

Preferred stock dividend	—	5,035	2,761	15,105

Net income applicable to common stockholders[4]	$11,466	$11,733	$38,237	$27,913

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PAGE 3 — RADIO ONE, INC. REPORTS THIRD QUARTER RESULTS

	Three Months Ended September 30,		Nine Months Ended September 30,
	2005	2004	2005	2004
	(unaudited)		(unaudited)
	(in thousands, except per share data)		(in thousands, except per share data)
PER SHARE DATA — basic and diluted:
Net income per share	$0.11	$0.16	$0.39	$0.41
Preferred dividends per share	—	0.05	0.03	0.14
Net income per share applicable to common stockholders	0.11	0.11	0.36	0.26
SELECTED OTHER DATA:
Station operating income[1]	$47,336	$47,247	$140,151	$129,396
Station operating income margin (% of net revenue)	47%	56%	50%	54%
Station operating income reconciliation:
Net income	$11,466	$16,768	$40,998	$43,018
Plus: Depreciation and amortization	3,114	4,368	9,731	13,359
Plus: Corporate expenses	5,673	3,734	16,140	10,808
Plus: Non-cash compensation	541	545	1,453	2,062
Plus: Equity in net loss of affiliated company	442	2,144	1,205	5,942
Plus: Income taxes	8,742	10,446	23,839	26,693
Plus: Minority interest in income of subsidiary	1,089	—	1,714	—
Plus: Interest expense	16,431	9,749	46,100	29,472
Less: Interest income	162	630	906	1,937
Less: Other income (expense)	—	(123)	123	21

Station operating income	$47,336	$47,247	$140,151	$129,396

Adjusted EBITDA[2]	$41,122	$42,845	$122,681	$116,547
Adjusted EBITDA reconciliation:
Net income	$11,466	$16,768	$40,998	$43,018
Plus: Depreciation and amortization	3,114	4,368	9,731	13,359
Plus: Income taxes	8,742	10,446	23,839	26,693
Plus: Interest expense	16,431	9,749	46,100	29,472
Less: Interest income	162	630	906	1,937

EBITDA	$39,5	91 $40,701	$119,7	62 $110,605
Plus: Equity in net loss of affiliated company	442	2,144	1,205	5,942
Plus: Minority interest in net income of subsidiary	1,089	—	1,714	—

Adjusted EBITDA	$41,122	$42,845	$122,681	$116,547

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PAGE 4 — RADIO ONE INC., REPORTS THIRD QUARTER RESULTS

	Three Months Ended September 30,		Nine Months Ended September 30,
	2005	2004	2005	2004
	(unaudited)		(unaudited)
	(in thousands, except per share data)		(in thousands, except per share data)
Free cash flow[3]	$26,730	$25,991	$71,069	$69,360
Free cash flow reconciliation:
Net income	$11,466	$16,768	$40,998	$43,018
Plus: Non-cash contract termination charge, net of amortization	5,091	—	5,091	—
Plus: Depreciation and amortization	3,114	4,368	9,731	13,359
Plus: Non-cash compensation	541	545	1,453	2,062
Plus: Non-cash interest expense	498	425	3,660	1,273
Plus: Deferred tax provision	8,896	10,303	22,676	26,265
Plus: Equity in net loss of affiliated company	442	2,144	1,205	5,942
Plus: Minority interest in income of subsidiary	1,089	—	1,714	—
Less: Capital expenditures	4,407	3,527	12,698	7,454
Less: Preferred stock dividends	—	5,035	2,761	15,105

Free cash flow	$26,730	$25,991	$71,069	$69,360

Weighted average shares outstanding — basic[5]	103,709	104,987	105,536	104,935
Weighted average shares outstanding — diluted[6]	103,902	105,303	105,711	105,478

	September 30,	December 31,
	2005	2004
	(unaudited)
	(in thousands)
SELECTED BALANCE SHEET DATA:
Cash and cash equivalents	$24,627	$10,391
Short term investments	—	10,000
Intangible assets, net	2,005,656	1,931,045
Total assets	2,207,364	2,111,141
Total debt (including current portion)	952,522	620,028
Total liabilities	1,156,085	782,696
Total stockholders’ equity	1,048,642	1,328,445
Minority interest in subsidiary	2,637	—

	Current Amount	Applicable Interest
	Outstanding	Rate (b)
	(in thousands)
SELECTED LEVERAGE AND SWAP DATA:
Senior bank term debt (swap matures 6/16/2012)	$25,000	5.72%
Senior bank term debt (swap matures 6/16/2010)	25,000	5.52%
Senior bank term debt (swap matures 6/16/2008)	$25,000	5.38%
Senior bank term debt (swap matures 6/16/2007)	25,000	5.33%
Senior bank term debt (at variable rates) (a)	200,000	approximately 5.13%
Senior bank term debt (at variable rates) (a)	152,500	approximately 5.13%
8-7/8% senior subordinated notes (fixed rate)	300,000	8.88%
6-3/8% senior subordinated notes (fixed rate)	200,000	6.38%
(a)	Subject to rolling 90-day LIBOR plus a spread currently at 1.25% and incorporated into the rate set forth above. This tranche is not covered by the swap agreements described in footnote (b).

(b)	Under its swap agreement, Radio One pays a fixed rate plus a spread based on the Company’s leverage, as defined in its credit agreement. As of September 30, 2005 that spread was 1.25% and is incorporated into the applicable interest rates set forth above.
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PAGE 5 — RADIO ONE INC., REPORTS THIRD QUARTER RESULTS
Net broadcast revenue increased to approximately $101.4 million for the quarter ended September 30, 2005 from approximately $84.4 million for the quarter ended September 30, 2004, or 20%. This increase resulted from the consolidation of the 2005 third quarter operating results of Reach Media, Inc. (“Reach Media”), and net broadcast revenue growth in most of Radio One’s markets, including Atlanta, Charlotte, Cleveland, Dallas, Houston, and Minneapolis. Net broadcast revenue growth in these markets was partially offset by revenue declines in Los Angeles and Baltimore. Excluding the 2005 third quarter operating results of Reach Media, net broadcast revenue grew 6% for the quarter ended September 30, 2005, compared to the same period in 2004. Net broadcast revenue is reported net of agency and sales representation commissions of approximately $13.1 million and $11.6 million for the quarters ended September 30, 2005 and 2004, respectively.
Operating expenses excluding depreciation, amortization, and non-cash compensation increased to approximately $59.7 million for the quarter ended September 30, 2005 from approximately $40.9 million for the quarter ended September 30, 2004, or 46%. This increase resulted primarily from an approximately $5.3 million non-cash, one-time charge associated with the termination of national sales representation agreements with Interep and the consolidation of the 2005 third quarter operating results of Reach Media. This increase was also attributable to increased on-air talent expenses, higher sales commissions and national representation fees associated with additional revenue, increased music royalties, expenses associated with our expanded presence on the Internet, additional corporate staff compensation, and additional professional fees. Increased operating expenses are also a result of three new stations launched late in 2004.
Depreciation and amortization expense decreased to approximately $3.1 million for the quarter ended September 30, 2005 from approximately $4.4 million for the quarter ended September 30, 2004, a decrease of approximately $1.3 million, or 29%. The decrease is primarily due to the completion of amortization of Radio One trade names in late 2004, partially offset by additional depreciation for capital expenditures made since the third quarter of 2004.
Interest expense increased to approximately $16.4 million for the quarter ended September 30, 2005 from approximately $9.7 million for the quarter ended September 30, 2004, or 69%. The increase in interest expense during the three months ended September 30, 2005 resulted from additional interest obligations associated with the additional borrowings to partially fund the February 2005 redemption of our 6-1/2% Convertible Preferred Remarketable Term Income Deferrable Equity Securities (“HIGH TIDES”) in an amount of $309.8 million. Additional interest obligations were also incurred from borrowings to partially fund our February 2005 acquisition of 51% of the common stock of Reach Media. Also, in June 2005, we entered into a new $800.0 million credit agreement, and simultaneously borrowed $437.5 million to retire our previous bank credit facilities.
Equity in net loss of affiliated company was $442,000 for the quarter ended September 30, 2005, compared to an equity loss of approximately $2.1 million for the quarter ended September 30, 2004, a decrease of approximately $1.7 million, or 79%. This decrease resulted primarily from the modification of our methodology for estimating our equity in the operating results of TV One, LLC during the fourth quarter of 2004.
Income before provision for income taxes and minority interest decreased to approximately $21.3 million for the quarter ended September 30, 2005 compared to approximately $27.2 million for the quarter ended September 30, 2004, a decrease of $5.9 million, or 22%. This decrease was due primarily to a decrease in operating income of $592,000, a decrease in the equity in net loss of affiliated company of approximately $1.7 million, which was offset by increased net interest expense of approximately $7.2 million, as described above.
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PAGE 6 — RADIO ONE INC., REPORTS THIRD QUARTER RESULTS
Provision for income taxes decreased to approximately $8.7 million for the quarter ended September 30, 2005 compared to approximately $10.4 million for the quarter ended September 30, 2004, a decrease of approximately $1.7 million, or 16%. This decrease was due primarily to lower income before provision for income taxes and minority interest as described above. The decrease was partially offset by the consolidation of the 2005 third quarter operating results of Reach Media, an increase in the reserve for contingencies, and an increase to the effective tax rate resulting from permanent differences between income subject to income tax for book versus tax purposes. Excluding the increase to the reserve for contingencies, our effective tax rate as of September 30, 2005 was 40.6%, compared to 38.6% as of September 30, 2004.
Minority interest in income of subsidiary of approximately $1.1 million for the quarter ended September 30, 2005 reflects the minority stockholders’ interest in Reach Media’s 2005 third quarter net income resulting from our February 2005 acquisition of 51% of Reach Media’s common stock.
Net income decreased to approximately $11.5 million for the quarter ended September 30, 2005 from approximately $16.8 million for the quarter ended September 30, 2004, a decrease of approximately $5.3 million, or 32%. This decrease was due primarily to slightly lower operating income, an increase in net interest expense and an increase in the minority interest in income of subsidiary.
Station operating income was flat at approximately $47.3 million for the quarter ended September 30, 2005 compared to approximately $47.2 million for the quarter ended September 30, 2004. Increases to station operating income from consolidating the 2005 third quarter operating results of Reach Media and increased net broadcast revenue in Radio One markets, were offset by higher operating expenses, which include an approximately $5.3 million one-time, non-cash charge for the termination of the Interep national sales representation agreements, as described above.
Other pertinent financial information for the third quarter of 2005 includes capital expenditures of approximately $4.4 million for the quarter ended September 30, 2005, compared to approximately $3.5 million for the quarter ended September 30, 2004. As of September 30, 2005, Radio One had total debt (net of cash balances) of approximately $928.0 million. During the quarter the Company repurchased approximately 1.9 million shares of its common stock for approximately $26.4 million.
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PAGE 7 — RADIO ONE INC., REPORTS THIRD QUARTER RESULTS
Radio One Information and Guidance:
Including the operating results of Reach Media, Radio One expects to report fourth quarter 2005 net broadcast revenue that will be in the mid-teens percent range higher than the approximately $79.5 million of net broadcast revenue for the same period in 2004, and station operating income that will be in the mid-single digit percent range lower than the approximately $46.3 million of station operating income for the same period in 2004 which included one-time reductions to operating expenses of approximately $4.5 million, associated with a reimbursement from one of the Company’s vendors and the radio industry’s settlement with ASCAP. Excluding these one-time reductions to operating expenses from last year’s fourth quarter results, the Company expects station operating income that will be in the mid-single digit percent range higher than station operating income for the same period in 2004.
Excluding the operating results of Reach Media, Radio One expects to report fourth quarter 2005 net broadcast revenue that will be in the low-single digit percent range higher than the approximately $79.5 million of net broadcast revenue generated for the same period in 2004, and station operating income in the high-single digit percent range lower than the approximately $46.3 million of station operating income for the same period in 2004 which included one-time reductions to operating expenses of approximately $4.5 million, associated with a reimbursement from one of the Company’s vendors and the radio industry’s settlement with ASCAP. Excluding these one-time reductions to operating expenses from last year’s fourth quarter results, the Company expects station operating income that will be in the low-single digit percent range higher than station operating income for the same period in 2004.
Radio One will hold a conference call to discuss its results for the third quarter of 2005. This conference call is scheduled for Friday, November 4, 2005 at 10:00 a.m. Eastern Time. Interested parties should call 1-612-332-0630 at least five minutes prior to the scheduled time of the call. The conference call will be recorded and made available for replay from 1:30 p.m. the day of the call until 11:59 p.m. Eastern Time the following day. Interested parties may listen to the replay by calling 1-320-365-3844, access code: 799060. Access to live audio and replay of the conference call will also be available on Radio One’s corporate website at www.radio-one.com. The replay will be made available on the website for the seven day period following the call.
Radio One, Inc. (www.radio-one.com) is the nation’s seventh largest radio broadcasting company (based on 2004 net broadcast revenue) and the largest radio broadcasting company that primarily targets African-American and urban listeners. Radio One owns and/or operates 70 radio stations located in 22 urban markets in the United States and reaches more than 13 million listeners every week. Radio One also owns approximately 36% of TV One, LLC (www.tvoneonline.com), a cable/satellite network programming primarily to African-Americans, which is a joint venture with Comcast Corporation and DIRECTV. Additionally, Radio One owns 51% of the common stock of Reach Media, Inc. (www.blackamericaweb.com), owner of the Tom Joyner Morning Show and other businesses associated with Tom Joyner, a leading urban media personality, and programs “XM 169 The POWER” on XM Satellite Radio.
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PAGE 8 — RADIO ONE INC., REPORTS THIRD QUARTER RESULTS
Notes:
This press release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Because these statements apply to future events, they are subject to risks and uncertainties that could cause actual results to differ materially, including the absence of a combined operating history with an acquired company or radio station and the potential inability to integrate acquired businesses, need for additional financing, high degree of leverage, seasonal nature of the business, granting of rights to acquire certain portions of the acquired company’s or radio station’s operations, market ratings, variable economic conditions and consumer tastes, as well as restrictions imposed by existing debt and future payment obligations. Important factors that could cause actual results to differ materially are described in Radio One’s reports on Forms 10-K, 10-K/A and 10-Q and other filings with the Securities and Exchange Commission.

1     Net income before depreciation and amortization, provision for income taxes, interest income, interest expense, equity in net loss of affiliated company, minority interest in income of subsidiary, other expense, corporate expenses and non-cash compensation expenses is commonly referred to in our business as station operating income. Station operating income is not a measure of financial performance under generally accepted accounting principles. Nevertheless we believe station operating income is often a useful measure of a broadcasting company’s operating performance and is a significant basis used by our management to measure the operating performance of our stations within the various markets because station operating income provides helpful information about our results of operations apart from expenses associated with our physical plant, income taxes provision, investments, debt financings, overhead and non-cash compensation. Station operating income is frequently used as one of the bases for comparing businesses in our industry, although our measure of station operating income may not be comparable to similarly titled measures of other companies. Station operating income does not purport to represent operating loss or cash flow from operating activities, as those terms are defined under generally accepted accounting principles, and should not be considered as an alternative to those measurements as an indicator of our performance. A reconciliation of operating income to station operating income has been provided in this release.
2     “Adjusted EBITDA” consists of net income plus (1) depreciation, amortization, provision for income taxes, interest expense, equity in net loss of affiliated company and minority interest in income of subsidiary and less (2) interest income. Net income before interest income, interest expense, income taxes, depreciation and amortization is commonly referred to in our business as “EBITDA.” Adjusted EBITDA and EBITDA are not measures of financial performance under generally accepted accounting principles. We believe Adjusted EBITDA is often a useful measure of a company’s operating performance and is a significant basis used by our management to measure the operating performance of our business because Adjusted EBITDA excludes charges for depreciation, amortization and interest expense that have resulted from our acquisitions and debt financings, our provision for income tax expense, as well as our equity in net (gain) loss of our affiliated company. Accordingly, we believe that Adjusted EBITDA provides helpful information about the operating performance of our business, apart from the expenses associated with our physical plant, capital structure or the results of our affiliated company. Adjusted EBITDA is frequently used as one of the bases for comparing businesses in our industry, although our measure of Adjusted EBITDA may not be comparable to similarly titled measures of other companies. Adjusted EBITDA and EBITDA do not purport to represent operating income or cash flow from operating activities, as those terms are defined under generally accepted accounting principles, and should not be considered as alternatives to those measurements as an indicator of our performance. A reconciliation of net income to EBITDA and Adjusted EBITDA has been provided in this release.
3     “Free cash flow” consists of net income plus (1) non-cash contract termination charge, net of amortization, (2) depreciation, amortization, non-cash compensation, deferred income taxes, non-cash interest expense, non-cash loss on retirement of assets, minority interest in income of subsidiary and our share of the non-cash net (gain) loss of our affiliated company and less (3) capital expenditures and dividends on our outstanding preferred stock. Free cash flow is not a measure of financial performance under generally accepted accounting principles. We believe free cash flow is a useful measure of a company’s operating performance and is a significant basis used by our management to measure the operating performance of our business because free cash flow is a reasonable approximation of the amount of excess cash generated by the company’s operations that can be used for debt reduction, acquisitions, investments, potential common stock dividends and/or buybacks and other strategic initiatives outside of the immediate scope of the company’s operations. Free cash flow is frequently used as one of the bases for comparing businesses in our industry, although our measure of free cash flow may not be comparable to similarly titled measures of other companies. Free cash flow does not purport to represent operating income or cash flow from operating activities, as those terms are defined under generally accepted accounting principles, and should not be considered as alternatives to those measurements as an indicator of our performance. A reconciliation of net income to free cash flow has been provided in this release.
4     Net income applicable to common stockholders is defined as net income minus preferred stock dividends, if any.
5     For the three months ended September 30, 2005 and 2004, Radio One had 103,709,135 and 104,986,638 shares of common stock outstanding on a weighted average basis, respectively. For the nine months ended September 30, 2005 and 2004, Radio One had 105,535,683 and 104,935,362 shares of common stock outstanding on a weighted average basis, respectively.
6     For the three months ended September 30, 2005 and 2004, Radio One had 103,902,356 and 105,303,330 shares of common stock outstanding on a weighted average basis, diluted for outstanding stock options, respectively. For the nine months ended September 30, 2005 and 2004, Radio One had 105,711,453 and 105,478,109 shares of common stock outstanding on a weighted average basis, diluted for outstanding stock options, respectively.
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